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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Nerox Energy Corporation and Subsidiary (the "Company") on Form S-8 dated December 4, 1996, of our report dated May 17, 1996 with respect to the consolidated financial statements and schedules of the Company included in the Annual Report on Form 10-K for the year ended December 31, 1995.


/s/ CACCIAMATTA ACCOUNTANCY CORPORATION
Cacciamatta Accountancy Corporation
(Successor firm to Saddington-Cacciamatta)

Irvine, California
December 4, 1996